QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) [    ]

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact Name Of Trustee As Specified In Its Charter)

National Association	95-4655078
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification No.)
101 California Street, Floor 38 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
(212) 270-2611
(Name, address and telephone number of agent for service)

Mothers Work, Inc.
(EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

Delaware	13-3045573
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)
456 North Fifth Street Philadelphia, PA	19123
(Address of principal executive offices)	(Zip Code)

(SEE NEXT PAGE FOR TABLE OF ADDITIONAL REGISTRANTS)

      % Senior Notes Due            , 2010
(Title Of The Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

        Each of the following subsidiaries of Mothers Work, Inc. is a guarantor of the notes registered hereby and is hereby deemed to be an additional registrant:

EXACT NAME AND ADDRESS OF GUARANTOR REGISTRANT AS SPECIFIED IN ITS CHARTER	JURISDICTION OF INCORPORATION/ FORMATION	I.R.S. EMPLOYER IDENTIFICATION NO.
eSpecialty Brands, LLC 456 North Fifth Street Philadelphia, PA 19123	Delaware	52-2222558
Mother's Stores, Inc. 456 North Fifth Street Philadelphia, PA 19123	Delaware	13-2742799
Dan Howard Industries, Inc. 456 North Fifth Street Philadelphia, PA 19123	Illinois	36-2358533
Cave Springs, Inc. 103 Springer Building 3411 Silverside Road Wilmington, DE 19810	Delaware	51-0303603

GENERAL

Item 1. General Information.

  Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, United States Department of the Treasury, Washington, D.C. 20219

    Board of Governors of the Federal Reserve System, Washington, D.C. 20551

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

    The obligor is not an affiliate of the Trustee.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1.
Articles of Association of the Trustee as now in effect (see Exhibit 1 to Form T-1 filed in connection with Form 8-K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated herein by reference).

2.
Certificate of Authority of the Trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

3.
Authorization of the Trustee to exercise corporate trust powers (contained in Exhibit 2).

4.
Existing by-laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8-K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

5.
Not Applicable.

6.
The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

7.
A copy of the latest report of the condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.
Not Applicable.

9.
Not Applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, J.P. Morgan Trust Company, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California on the 14th day of June, 2002.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ ROBERT R. SCHMIDT Robert R. Schmidt Vice President

Exhibit 7.    Report of Condition of the Trustee.

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2002, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

	Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22,028
Interest-bearing balances		9,189
Securities:
Held to maturity securities		428
Available for sale securities		56,159
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		1,901
Securities purchased under agreements to resell		69,260
Loans and lease financing receivables:
Loans and leases held for sale		13,042
Loans and leases, net of unearned income	$165,950
Less: Allowance for loan and lease losses	3,284
Loans and leases, net of unearned income and allowance		162,666
Trading Assets		152,633
Premises and fixed assets (including capitalized leases)		5,737
Other real estate owned		43
Investments in unconsolidated subsidiaries and associated companies		366
Customers' liability to this bank on acceptances outstanding		306
Intangible assets
Goodwill		1,908
Other Intangible assets		7,218
Other assets		38,458
TOTAL ASSETS		$541,342

LIABILITIES
Deposits
In domestic offices		$151,985
Noninterest-bearing	$66,567
Interest-bearing	85,418
In foreign offices, Edge and Agreement subsidiaries and IBFs		119,955
Noninterest-bearing	$6,741
Interest-bearing	113,214
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,983
Securities sold under agreements to repurchase		82,618
Trading liabilities		94,099
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		10,234
Bank's liability on acceptances executed and outstanding		311
Subordinated notes and debentures		9,679
Other liabilities		25,609
TOTAL LIABILITIES		507,473
Minority Interest in consolidated subsidiaries		109
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,304
Retained earnings		16,548
Accumulated other comprehensive income		(877)
Other equity capital components		0
TOTAL EQUITY CAPITAL		33,760

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$541,342

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                      JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
ELLEN V. FUTTER	)
LAWRENCE A. BOSSIDY	)

QuickLinks

GENERAL
SIGNATURE
Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2 CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2002, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.